EXHIBIT 99.1

X-Change Corporation Announces Resignation of Richard Niehoff, Appointment of William Frank as CEO

The X-Change Corporation (OTCBB: XCHC.OB) announced the resignation of K. Richard Niehoff from the positions of Chairman, Chief Executive Officer and a member of the Board of Directors. Donald E. Weeden has become Chairman of the company. William B. Frank, Chairman of The X-Change Corporation's Technology Advisory Board, has been selected as the company's new Chief Executive Officer, and has joined the Board, according to Mr. Weeden. Dr. Frank has created major financial services infrastructure systems for two decades, and is an advisor to leaders at both global and boutique institutions. He is the author of a patent enabling effective federation of financial partners and conglomerates, and the head of the U.S. delegation to the International Standards Organization on distributed processing. He is a former member of the technical staff at Bell Laboratories and professor at MIT Sloan School of Management.

The change reflects The X-Change Corporation's increased emphasis on its technology that provides an engine for trading of products and services, in addition to securities, for which liquidity is desirable. In addition, The X-Change Corporation provides application platform management services to a number of customers in a wide range of industries.

Robert Kaskel has been elected Chief Technology Officer and Susan Landin Chief Operating Officer of the corporation.

Richard Niehoff will continue to be involved in WEBIXTRADER, the internet-accessible exchange facility for trading stocks on the OTC Bulletin Board operated by a subsidiary of the company. The WEBIXTRADER System has been running continuously since early July, when it was connected to the National Stock Clearing Corp. (NSCC) through Nasdaq's Automatic Confirmation Transaction System (ACT).

WEBIXTRADER has attracted five market makers and two brokers to its system, but has not yet completed any transactions. As previously reported, The X-Change Corporation postponed a financing in July. Contributions from certain shareholders and employees have enabled The X-Change Corporation to continue its activities without interruption. The company is presently pursuing alternatives for raising capital.

The Board of Directors of The X-Change Corporation is contemplating several changes in the structure of the corporation. Specifically, the company is considering initiating negotiations with the holders of its preferred stock and warrants regarding conversion of the preferred stock and elimination of the outstanding warrants, in consideration for some additional issuance of shares of common stock. These transactions would simplify the capital structure of the company. There is no assurance that the holders of the preferred stock or the warrants would agree to these types of transactions. The company is also considering separating its technology business and its over-the-counter trading facility into separate divisions or subsidiaries. In addition, the company is considering a 1 for 10 reverse split of its common stock, and the adoption of an employee stock option plan, both of which would require shareholder approval.

Forward Looking Information

This press release may contain forward-looking statements involving risks and uncertainties. Statements in this press release that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, are forward-looking statements within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These risks and uncertainties include, but are not limited to, fluctuations in financial results, availability and customer acceptance of products and services, the impact of competitive products, services and pricing, and general market trends and conditions. For a discussion of other potential factors that could cause actual results to vary materially from expectations, reference is made to The X-Change Corporation's annual and quarterly reports filed with the Securities and Exchange Commission. The X-Change Corporation does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.